Exhibit 99.1

Statement of Chief Executive Office of ScanSource, Inc.
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to § 906
of the Sarbanes-Oxley Act of 2002

         In connection with the Annual Report of ScanSource, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael L. Baur, Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MICHAEL L. BAUR

Michael L. Baur Chief Executive Officer and President November 14, 2002